Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No.333-263218) on Form S-8 of our report dated May 12, 2023, with respect to the consolidated financial statements of Meiwu Technology Company Limited as of December 31, 2022 and for the year ended December 31, 2022 which appears in the annual report on Form 20-F of Meiwu Technology Company Limited for the year ended December 31, 2022.

/s/ Enrome LLP

Singapore

May 12, 2023